FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2006

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The disclosures under Item 8.01—Other Matters below are incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under Item 8.01—Other Matters below are incorporated by reference herein.

Item 8.01. Other Matters.

As discussed below, on May 10, 2006, Telephone and Data Systems, Inc. (“TDS”), and its subsidiary, United States Cellular Corporation (“U.S. Cellular”), filed Forms 12b-25 with the Securities and Exchange Commission (“SEC”) relating to the late filing of their Quarterly Reports on Form 10-Q (“Form 10-Q”) for the quarter ended March 31, 2006. The information in TDS’s Form 12b-25 is incorporated by reference herein.

TDS also issued a press release on May 10, 2006 relating to the late filing of its Form 10-Q for the quarter ended March 31, 2006 and providing updated 2006 guidance.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

As previously disclosed, TDS and U.S. Cellular determined to restate their financial results for each of the three years in the period ended December 31, 2004, including quarterly information for 2004 and 2003 and certain selected financial data for 2001 and 2000. TDS and U.S. Cellular also determined to restate their Forms 10-Q for the quarters ended March 31, 2005 and June 30, 2005. As a result, TDS and U.S. Cellular delayed the filing of their Forms 10-Q for the quarter ended September 30, 2005.  Such restatements and the Forms 10-Q for the quarter ended September 30, 2005 were filed on April 26, 2006.

It was necessary for TDS and U.S. Cellular to complete and file the restatements and their Forms 10-Q for the quarter ended September 30, 2005 before they could complete and file their Annual Reports on Form 10-K (“Form 10-K”) for the year ended December 31, 2005. Such Forms 10-K were due on March 16, 2006. Although Forms 12b-25 were filed by TDS and U.S. Cellular prior to March 17, 2006, TDS and U.S. Cellular indicated in such filings that they did not expect to file the Forms 10-K for the year ended December 31, 2005 by the extended due date of March 31, 2006 and did not do so. TDS and U.S. Cellular expect to file the Forms 10-K for the year ended December 31, 2005 on or prior to May 31, 2006.

It was also necessary for TDS and U.S. Cellular to complete and file the restatements, their Forms 10-Q for the quarter ended September 30, 2005 and their Forms 10-K for the year ended December 31, 2005 before they could complete and file their Forms 10-Q for the quarter ended March 31, 2006. Such Forms 10-Q are due on May 10, 2006, but can be extended to May 15, 2006 by filing Form 12b-25 with the SEC on or prior to May 11, 2006. Although Forms 12b-25 are being filed with the SEC on or prior to May 11, 2006, TDS and U.S. Cellular do not expect that the Forms 10-Q for the quarter ended March 31, 2006 will be completed by the extended due date of May 15, 2006. Accordingly, TDS and U.S. Cellular expect that their Forms 10-Q for the quarter ended March 31, 2006 will not be filed on a timely basis. TDS and U.S. Cellular expect to file the Forms 10-Q for the quarter ended March 31, 2006 as soon as possible after their Forms 10-K for the year ended December 31, 2005 are filed.

The restatements and the late filing of the Forms 10-Q for the quarter ended September 30, 2005 and the Forms 10-K for the year ended December 31, 2005 resulted in defaults under the revolving credit agreement between TDS and certain lenders, under a revolving credit agreement between U.S. Cellular and certain lenders, certain forward contracts between subsidiaries of TDS and a counterparty and a bilateral line of credit. In addition, the late filing of the Forms 10-Q for the quarter ended March 31, 2006 will result in defaults under such revolving credit agreements, forward contracts and bilateral line of credit. Neither TDS nor U.S. Cellular has failed to make or expects to fail to make any scheduled payment of principal or interest under such revolving credit agreements or forward contracts. TDS and U.S. Cellular have received waivers from the lenders and the counterparty under such agreements pursuant to which such defaults were waived, provided that TDS and U.S. Cellular file their Forms 10-K for the year ended December 31, 2005 by May 31, 2006 and file their Forms 10-Q for the quarter ended March 31, 2006 by June 30, 2006. As noted above, TDS and U.S. Cellular filed their restatements and Forms 10-Q for the quarter ended September 30, 2005 on April 26, 2006. TDS and U.S. Cellular expect to file their Forms 10-K for the year ended December 31, 2005 on or prior to May 31, 2006 and their Forms 10-Q for the quarter ended March 31, 2006 on or prior to June 30, 2006.

In addition, the late filings of the Forms 10-Q for the quarter ended September 30, 2005 and the Forms 10-K for the year ended December 31, 2005 resulted in non-compliance under certain debt indentures. TDS and U.S. Cellular are now in compliance with such debt indentures with respect to such Form 10-Q as a result of the filing of such form with the SEC on April 26, 2006 as noted above. However, TDS and U.S. Cellular have not yet filed their Forms 10-K for the year ended December 31, 2005. In addition, the late filings of the Forms 10-Q for the quarter ended March 31, 2006 will result in non-compliance under certain debt indentures. Nevertheless, this non-compliance will not result in events of default unless and until written notice thereof is delivered TDS and/or U.S. Cellular by the trustee or sufficient holders of debt and, in any event, such events of default would be cured if TDS and U.S. Cellular file any Forms 10-Q or Forms 10-K that have not been timely filed within 90 days of any such notice. As a result, TDS and U.S. Cellular believe that they will be able to make all filings in sufficient time to avoid any event of default maturing into a default under any indenture. Neither TDS nor U.S. Cellular has failed to make or expects to fail to make any scheduled payment of principal or interest under such indentures.

As previously disclosed, TDS and U.S. Cellular received notices from the staff of the American Stock Exchange (“AMEX”) indicating that they were not in compliance with AMEX listing standards, due to their failure to file quarterly reports on Forms 10-Q for the quarter ended September 30, 2005 on a timely basis. TDS and U.S. Cellular are now in compliance with such listing standards with respect to such Forms 10-Q as a result of the filing of such forms with the SEC on April 26, 2006 as noted above. In addition, TDS and U.S. Cellular also received a notice from the staff of the AMEX indicating that they were not in compliance with AMEX listing standards, due to the failure to file their annual reports on Form 10-K for the year ended December 31, 2005 on a timely basis. TDS and U.S. Cellular have not yet filed their Forms 10-K for the year ended December 31, 2005. The failure by TDS and U.S. Cellular to file their Forms 10-Q for the quarter ended March 31, 2006 on a timely basis will also result in non-compliance with the AMEX listing standards and TDS and U.S. Cellular expect to receive separate notices of non-compliance with respect to such late filings. However, as previously disclosed, the AMEX granted TDS and U.S. Cellular an extension until June 30, 2006 to regain compliance with AMEX listing standards. TDS and U.S. Cellular will regain compliance with the AMEX listing standards when they have filed with the SEC Forms 10-K for the year ended December 31, 2005 and Forms 10-Q for the quarter ended March 31, 2006 on or prior to June 30, 2006.

In addition, as previously disclosed, TDS and U.S. Cellular are not in compliance with AMEX listing standards because TDS and U.S. Cellular have not distributed their annual reports to shareholders by April 30, 2006. Accordingly, TDS and U.S. Cellular requested and obtained from the AMEX an extension until July 31, 2006 in order to provide additional time to complete and distribute their annual reports to shareholders. TDS and U.S. Cellular will regain compliance with such AMEX listing standards when they have distributed their annual reports to shareholders for the year ended December 31, 2005 on or prior to July 31, 2006.

Also as previously disclosed, TDS and U.S. Cellular received notices from the staff of the New York Stock Exchange (“NYSE”) indicating that they were not in compliance with listing standards relating to their debt listed on the NYSE, due to their failure to file quarterly reports on Forms 10-Q for the quarter ended September 30, 2005 and their  Forms 10-K for the year ended December 31, 2005 on a timely basis. TDS and U.S. Cellular are now in compliance with such listing standards with respect to such Form 10-Q as a result of the filing of such form with the SEC on April 26, 2006 as noted above. In addition, TDS and U.S. Cellular also received a notice from the staff of the NYSE indicating that they were not in compliance with NYSE listing standards, due to the failure to file their annual reports on Form 10-K for the year ended December 31, 2005 on a timely basis. TDS and U.S. Cellular have not yet filed their Forms 10-K for the year ended December 31, 2005. Further, the failure by TDS and U.S. Cellular to file their Forms 10-Q for the quarter ended March 31, 2006 on a timely basis will also result in non-compliance with the NYSE listing standards and TDS and U.S. Cellular expect to receive separate notices of non-compliance with respect to such late filings. TDS and U.S. Cellular will regain compliance with the NYSE listing standards when they have filed with the SEC Forms 10-K for the year ended December 31, 2005 and Forms 10-Q for the quarter ended March 31, 2006.

TDS and U.S. Cellular updated 2006 guidance as of May 10, 2006 is as follows.  There can be no assurance that final results will not differ materially from this guidance.

U.S. Cellular 2006 guidance as of May 10, 2006 is as follows:
Net Retail Customer Additions	390,000 – 450,000
Service Revenues	approximately $3.2 billion
Operating Income	$230 - $290 million (1)
Depreciation, Amortization & Accretion	$585 million
Capital Expenditures	$580 - $610 million

TDS Telecom ILEC operations 2006 guidance as of May 10, 2006 is as follows:
Operating Revenues	$660 - $675 million
Operating Income	$145 - $160 million (1)
Depreciation and Amortization	$135 million
Capital Expenditures	$105 – 125 million (2)

TDS Telecom CLEC operations 2006 guidance as of May 10, 2006 is as follows:
Operating Revenues	$230 - $240 million
Operating Income	$(10) - $(5) million (1)
Depreciation and Amortization	$25 million
Capital Expenditures	$15 - $25 million

(1)  Reflects estimated stock-based compensation expense for U.S. Cellular and TDS Telecom (ILEC and CLEC combined) of approximately $20 million and $10 million, respectively. The total anticipated stock-based compensation expense for the consolidated TDS enterprise is expected to be approximately $40 million, all of which is non-cash.  Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), is effective for TDS and U.S. Cellular in the first quarter of 2006. The companies will complete their analysis of the impact of SFAS 123(R) prior to the filing of their Forms 10-Q for the quarter ended March 31, 2006.

Item 9.01. Financial Statements and Exhibits

(d)            Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: May 10, 2006

By:      /s/ D. Michael Jack

D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

99.1	Press Release dated May 10, 2006.

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement